UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2021

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, the Board, upon the recommendation of its Nominating and Governance Committee, appointed John Carethers, M.D. as a Class III director with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders. The appointment of Dr. Carethers as an independent director fills a vacant board seat.
Dr. Carethers, age 57, is the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan Medical School, a position he has held since 2009. In addition, Dr. Carethers was named the C. Richard Boland Distinguished University Professor in 2017 and is also a professor of Human Genetics. From 1995 to 2009, Dr. Carethers served in a variety of roles at the University of California, San Diego, including as a professor of medicine and chief of the division of gastroenterology. Dr. Carethers was elected as a member of the National Academy of Medicine in 2012 and became an elected fellow of the Royal College of Physicians in 2021. Dr. Carethers’ research is focused on familial cancer syndromes, mechanisms of tumor progression, tumor genetics, tumor markers, DNA mismatch repair, and colorectal cancer disparities. Dr. Carethers holds a B.S. in biological sciences and an M.D. from Wayne State University and completed his internship and residency in internal medicine at Massachusetts General Hospital and his fellowship in gastroenterology at the University of Michigan.
The Board has determined that Dr. Carethers meets the applicable independence standards of the New York Stock Exchange corporate governance listing standards.
There are no arrangements or understandings with any other persons pursuant to which Dr. Carethers was selected as a director of the Company and Dr. Carethers does not have a direct or indirect material interest in any, or any currently proposed, transaction in which the Company is a participant that requires disclosure under Item 404(a) of Regulation S-K.
Dr. Carethers is eligible to receive the standard compensation applicable to non-employee directors: (1) an annual cash retainer of $75,000 (prorated based on his service during the 2021 fiscal year) and (2) a grant of a number of restricted stock units equal to $200,000, divided by the market value of Company common stock on the date of his appointment (prorated based on his service during the 2021 fiscal year). The restricted stock units are scheduled to vest in full one year from the grant date, subject to Dr. Carethers’ continued service as a director through that date.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: July 19, 2021	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)